Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1999 relating to the financial statements and financial statement schedule of Signal Technology Corporation as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997, and 1996, which appears in the 1998 Annual Report to Shareholders on Form 10-K.

                                    /s/ PricewaterhouseCoopers LLP

                                    PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts
September 17, 1999